EXHIBIT 99.11


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "The Fund's Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the use, in this Post-Effective Amendment Number 14 to Registration Statement (Form N-1A No. 33-29438), of our report on the financial statements and financial highlights of the John Hancock Discovery Fund portfolio of Freedom Investment Trust III dated September 8, 1995.


                                        /s/ ERNST & YOUNG LLP
                                            -----------------------
                                            ERNST & YOUNG LLP

Boston, Massachusetts
September 26, 1995